UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

SEALY INDUSTRIAL PARTNERS IV, LP

(Exact name of Registrant as Specified in Its Charter)

Georgia	000-56738	88-1030040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Texas Street, Suite 1050
Shreveport, Louisiana		71101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (318) 222-8700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 15, 2026, Sealy Industrial Partners IV OP, LP (the “Borrower”), a Georgia limited partnership and indirect subsidiary of Sealy Industrial Partners IV, LP (the “Registrant”), entered into that certain First Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with KeyBank National Association (“KeyBank”), the other lenders which are parties thereto and other lenders that may become parties thereto, KeyBank, as Agent (the “Agent”), and KeyBanc Capital Markets, Inc., as Lead Arranger and Book Manager, which amended and restated that certain Credit Agreement between the Borrower and KeyBank dated July 15, 2022, as amended on January 27, 2023, February 17, 2023, February 13, 2024, January 29, 2025, May 14, 2025 and September 19, 2025, as described in the Registrant’s Registration Statement on Form 10, as amended (the “Form 10”), filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2025, and the Registrant’s Current Report on Form 8-K filed with the SEC on September 22, 2025.

The A&R Credit Agreement provides for borrowings in the initial amount of $150 million of senior secured facilities (the “Facilities”), consisting of (i) a $150 million revolving line of credit (the “Revolver”), (ii) a $0 term loan with no initial amount outstanding or committed (“Term Loan A”), and subsequently in the amount designated upon the exercise of the accordion provision described below, and (iii) a $0 term loan with no initial amount outstanding or committed (“Term Loan B” and together with Term Loan A, each a “Term Loan” and collectively, the “Term Loans”), and subsequently in the amount designated upon the exercise of the accordion provision described below. The Revolver matures on March 30, 2029, subject to the Borrower’s right to extend the maturity date for a period of 12 months upon satisfaction of certain conditions precedent. The Term Loans mature on the date selected by the Borrower and agreed to by the Agent and the applicable Lenders (as defined in the A&R Credit Agreement), provided that in no event shall such maturity date occur earlier than the maturity date of the Revolver or the maturity date of any then-established Term Loan.

In addition, the A&R Credit Amendment provides that, so long as no default or event of default has occurred and is continuing, the Borrower may increase the aggregate amount of the Facilities to a maximum aggregate size of $500 million. Such increase may be allocated to (i) the then-existing Revolver commitment, (ii) the initial Term Loan A commitment (or, once the initial Term Loan A commitment is provided, to the then-existing Term Loan A commitment), (iii) the initial Term Loan B commitment (or, once the initial Term Loan B commitment is provided, to the then-existing Term Loan B commitment), or (iv) any combination thereof satisfactory to the Agent and the applicable Lenders.

The Revolver bears interest at rates depending upon the type of loan and the Borrower’s leverage ratio. For Revolving Credit Base Rate Loans (as defined in the A&R Credit Agreement), if the Borrower’s leverage ratio is less than 50%, the interest rate will be equal to the Base Rate (as defined below) plus 0.75%, and if the Borrower’s leverage ratio is equal to or greater than 50%, the interest rate will be equal to the Base Rate plus 0.85%. For Revolving Credit SOFR Rate Loans (as defined in the A&R Credit Agreement) that are (i) Daily Simple SOFR Loans (as defined in the A&R Credit Agreement), if the Borrower’s leverage ratio is less than 50%, the interest rate will be equal to Adjusted Daily Simple SOFR (as defined in the A&R Credit Agreement) plus 1.75%, and if the Borrower’s leverage ratio is equal to or greater than 50%, the interest rate will be equal to Adjusted Daily Simple SOFR plus 1.85%, and (ii) Term SOFR Loans (as defined in the A&R Credit Agreement), if the Borrower’s leverage ratio is less than 50%, the interest rate will be equal to Adjusted Term SOFR (as defined in the A&R Credit Agreement) plus 1.75%, and if the Borrower’s leverage ratio is equal to or greater than 50%, the interest rate will be equal to Adjusted Term SOFR plus 1.85%. The Base Rate is defined as the greatest of (i) the rate per annum announced by the Federal Reserve Bank of Cleveland as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, plus 0.50%, (ii) the rate of interest in effect for such day as established from time to time by the Agent as its “prime rate”, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit, and (iii) Adjusted Term SOFR for a one month tenor in effect on such day plus 1.00%.

The Term Loans bear interest at rates depending on the type of loan and the applicable margin selected by the Borrower and agreed to by the Agent. For Term Loan A Base Rate Loans or Term Loan B Base Rate Loans (each as defined in the A&R Credit Agreement), the interest rate will be equal to the Base Rate plus the applicable margin. For Term Loan A SOFR Rate Loans or Term Loan B SOFR Rate Loans (each as defined in the A&R Credit Agreement), that are (A) Daily Simple SOFR Loans, the interest rate will be equal to Adjusted Daily Simple SOFR plus the applicable margin, and (B) Term SOFR Loans, the interest rate will be equal to Adjusted Term SOFR plus the applicable margin.

The Borrower paid certain fees upon the signing of the A&R Credit Agreement, and may in the future pay additional fees including an unused facility fee of either 0.20% or 0.25% per annum (depending on the amount of the unused borrowing capacity) of the unused borrowing capacity under the Facilities, as well as certain customary fees such as a fee upon extension of the maturity date, an arrangement fee if the Facility amount is increased, and an administrative fee if the Facility is syndicated to additional lenders. In addition, the Registrant paid its general partner a financing coordination fee of 0.50% of the principal amount of the Facilities for services related to loan negotiations.

The Borrower has the right to prepay the outstanding amounts under the Facilities, in whole or in part, without penalty or premium, subject to reimbursement of the Lenders’ loss, cost or expense and redeployment costs incurred as a result of any prepayment of any Term SOFR Loans on a day other than the last day of the applicable interest period for such borrowing.

The Facilities are secured by a first priority lien and security interest in the Borrower’s real estate assets and equity interests held by the Registrant and the Borrower, and certain carve-out provisions are also guaranteed by affiliates of the Registrant and its general partner.

The A&R Credit Agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including minimum tangible net worth and total leverage, secured leverage, and fixed charge coverage ratio requirements and recourse debt requirements, along with limitations on permitted investments and distributions. The A&R Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature.

The foregoing summary of the A&R Credit Agreement does not purport to be a complete description and is qualified in its entirety by the full text of the A&R Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On January 22, 2026, the Registrant issued its Q4 2025 Quarterly Operations Summary (the “Operations Summary”) relating to the Registrant’s financial results for the fourth quarter ended December 31, 2025. A copy of the Operations Summary is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 above is incorporated by reference into this Item 7.01.

The information set forth in Items 2.02 and 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Items 2.02 and 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Safe Harbor Statement

Certain statements contained in this Current Report on Form 8-K, other than historical facts, may be considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations, estimates and projections about the Registrant, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continues,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Therefore, such statements are not intended to be a guarantee of the Registrant’s performance in future periods. The Registrant’s actual future results may differ materially from those set forth in the Registrant’s forward-looking statements. For information concerning these factors and related matters, see Item 1A — Risk Factors of the Registrant’s Form 10. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in the Registrant’s other filings with the SEC. The Registrant undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1 *

First Amended and Restated Credit Agreement, dated as of January 15, 2026, by and among Sealy Industrial Partners IV OP, LP, KeyBank National Association, the other lenders which are parties thereto and other lenders that may become parties thereto, KeyBank National Association, as Agent, and KeyBanc Capital Markets, Inc., as Lead Arranger and Book Manager

99.1	Q4 2025 Quarterly Operations Summary
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Registrant agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sealy Industrial Partners IV, LP

Date: January 22, 2026	By:	Sealy Industrial Partners IV GP, LLC, its general partner
/s/ Mark P. Sealy
Name: Mark P. Sealy
Manager